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                                                                    Exhibit 99.1

[MORGAN STANLEY LETTERHEAD]

December  , 2001

Board of Directors
CorvettePorsche Corp.
600 North Dairy Ashford Road
Houston, Texas 77079

Members of the Board

     We hereby consent to the use in the Registration Statement of CorvettePorsche Corp. on Form S-4 and in the Proxy Statement/Prospectus of Conoco Inc. and Phillips Petroleum Company, which is part of the Registration Statement, of our opinion dated November 18, 2001 appearing as Annex D to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references to our name contained therein under the headings "Summary", "Background of the Merger", "Reasons for the Merger" and "Opinion of Conoco's Financial Advisors". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                                  MORGAN STANLEY & CO.
                                                  INCORPORATED

                                                  By: /s/ Michael Dickman
                                                      --------------------------
                                                      Michael Dickman
                                                      Managing Director